CONSENT OF INDEPENDENT AUDITOR

We have issued our report dated March 31, 2008, accompanying the consolidated financial statements in the Annual Report of Pricester.com, Inc. on Form 10-KSB/A for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Pricester.com, Inc. on Form S-8 (File No. 33-148629, File No. 333-144042, File No. 333-144041, File
No. 333-142240 and File No.333-140036).

/s/Baum & Company, PA
Coral Springs, FL
April 18, 2008